EXHIBIT 99.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Paul M. Pantozzi, Chairman, Chief Executive Officer and President, and Linda A. Niro, Senior Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the "Company"), each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2002 and that to the best of his or her knowledge:

    1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

    2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


December 20, 2002                           /s/ Paul M. Pantozzi
---------------------                     --------------------------------------
Date                                      Paul M. Pantozzi
                                          Chairman, Chief Executive Officer
                                           and President

December 20, 2002                           /s/ Linda A. Niro
---------------------                     --------------------------------------
Date                                      Linda A. Niro
                                          Senior Vice President
                                           and Chief Financial Officer